As filed with the Securities and Exchange Commission on April 14, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation or Organization)	56-0898180 (I.R.S. Employer Identification Number)

One Wachovia Center

Charlotte, North Carolina 28288-0013

(704) 374-6565

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ROSS E. JEFFRIES, JR., ESQ.

Senior Vice President and Deputy General Counsel

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288-0630

(704) 374-6611

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

MARK J. MENTING, ESQ.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

(212) 558-4859

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement, as determined in light of market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $3.33 1/3 per share)	(1)(2)	(1)(2)
Preferred Stock (no par value)	(1)	(1)
Class A Preferred Stock (no par value)	(1)	(1)
Depositary Shares	(1)(3)	(1)(3)
Debt Securities	(1)	(1)
Warrants	(1)	(1)

(1)	An indeterminate initial offering price or number of shares of Common Stock, Preferred Stock and Class A Preferred Stock, an indeterminate number of Depositary Shares and Warrants to purchase Debt Securities, Preferred Stock, Class A Preferred Stock, Depositary Shares or Common Stock, and an indeterminate principal amount of Debt Securities of the Registrant, is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, including pursuant to anti-dilution adjustments relating thereto, or that are issued in units or represented by Depositary Shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $65,250.50 that has already been paid with respect to $515,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-125271, which was filed on May 26, 2005, and were not sold thereunder. Pursuant to Rule 457(p) under The Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement. This registration statement also covers an indeterminate amount of securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant.
(2)	Each share of Common Stock includes a right to purchase shares of a participating series of Class A Preferred Stock of the Registrant (the “Rights”). Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the Rights will not be exercisable or evidenced separately from the Common Stock.
(3)	There are being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. If the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock of Class A Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock or Class A Preferred Stock as the case may be, will be issued to the Depositary under the Deposit Agreement.

One Wachovia Center

301 South College Street

Charlotte, North Carolina 28288

(704) 374-6565

WACHOVIA CORPORATION

COMMON STOCK

PREFERRED STOCK

CLASS A PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “WB.”

These securities have not been approved or disapproved by the SEC, any state securities commission or the Commissioner of Insurance of the state of North Carolina nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and may involve investment risks.

This prospectus is dated April 14, 2008

ABOUT THIS PROSPECTUS

General

This document is called a prospectus and is part of a registration statement that we filed with the SEC. We may from time to time offer any combination of the following securities described in this prospectus in one or more offerings:

•	common stock;

•	preferred stock;

•	Class A preferred stock;

•	depositary shares;

•	debt securities; and

•	warrants.

This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be our affiliates. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

One or more of our subsidiaries, including Wachovia Capital Markets, LLC, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Wachovia Capital Markets, LLC and Wachovia Securities, LLC, another of our subsidiaries, each conduct business under the name “Wachovia Securities.” Any reference in this prospectus to “Wachovia Securities” means Wachovia Capital Markets, LLC, and not Wachovia Securities, LLC, unless otherwise mentioned or unless the context requires otherwise.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Wachovia,” “we,” “us,” “our,” or similar references mean Wachovia Corporation and its subsidiaries.

Debt Securities

The distribution of this prospectus and the offering of the debt securities in certain other jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or an invitation on Wachovia’s behalf or on behalf of the underwriters or any of them to subscribe to or purchase, any of the debt securities. This prospectus may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. Please refer to the section entitled “Plan of Distribution.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 001-10000);

•	Current Reports on Form 8-K dated January 22, 2008, February 8, 2008, February 25, 2008 and April 14, 2008 (File No. 001-10000);

•

The description of our common stock set forth in the registration statement on Form 8-A12B filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purposes of updating this description; and

•

The description of our Shareholder Protection Rights Agreement, contained in a registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purposes of updating this description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, through Wachovia’s website, www.wachovia.com/investor or by writing to or telephoning us at the following address:

Wachovia Corporation Investor Relations One Wachovia Center 301 South College Street Charlotte, North Carolina 28288-0206 (704) 374-6782

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus and accompanying prospectus supplements contain or incorporate statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “projected,” “intends to,” or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this prospectus, applicable prospectus supplements or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” above.

WACHOVIA CORPORATION

Wachovia was incorporated under the laws of North Carolina in 1967 and is registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. The merger of the former Wachovia Corporation and First Union Corporation was effective September 1, 2001. First Union Corporation changed its name to “Wachovia Corporation” on the date of the merger.

We provide a wide range of commercial and retail banking and trust services through full-service banking offices in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. Our primary banking affiliate, Wachovia Bank, National Association (“WBNA”), operates a substantial majority of these banking offices, except those in Delaware, which are operated by Wachovia Bank of Delaware, National Association, and except certain branch offices in Florida, New Jersey and Texas, which are operated by Wachovia Mortgage, FSB (formerly named World Savings Bank, FSB). We also provide various other financial services, including mortgage banking, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through other subsidiaries. Our retail securities brokerage business is conducted through Wachovia Securities, LLC, and operates in 49 states.

Our principal executive offices are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0013 (telephone number (704) 374-6565).

Since the 1985 Supreme Court decision allowing interstate banking expansion, we have concentrated our efforts on building a large, diversified financial services organization, primarily doing business in the eastern region of the United States. Since November 1985, we have completed over 100 banking-related acquisitions.

Our business focus is on generating improved core earnings growth from our four key businesses, including Capital Management, the General Bank, Wealth Management, and the Corporate and Investment Bank. We will continue to evaluate our operations and organizational structures to ensure they are closely aligned with our goal of maximizing performance in our core business lines. When consistent with our overall business strategy, we may consider the disposition of certain assets, branches, subsidiaries or lines of business. We routinely explore acquisition opportunities, particularly in areas that would complement our core business lines, and frequently conduct due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected.

USE OF PROCEEDS

Wachovia currently intends to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	reducing debt;

•	investments at the holding company level;

•	investing in, or extending credit to, our operating subsidiaries;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as mentioned in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

CONSOLIDATED EARNINGS RATIOS

The following table provides Wachovia’s consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends:

	Years Ended December 31,
	2007	2006	2005	2004	2003
Consolidated Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	1.77x	2.40x	2.90x	3.83x	3.63x
Including interest on deposits	1.36x	1.66x	1.92x	2.37x	2.30x

For purposes of computing these ratios

•	earnings represent income from continuing operations before extraordinary items and cumulative effect of a change in accounting principles, plus income taxes and fixed charges (excluding capitalized interest);

•	fixed charges, excluding interest on deposits, represent interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs; and

•	fixed charges, including interest on deposits, represent all interest (including capitalized interest), one-third of rents and all amortization of debt issuance costs.

One-third of rents is used because it is the proportion deemed representative of the interest factor.

The preferred stock dividend amount represents pre-tax earnings required to cover dividends on preferred stock.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, the Federal Reserve Board regulates, supervises and examines Wachovia. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Wachovia, please refer to Wachovia’s annual report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Wachovia’s earnings are affected by actions of the Federal Reserve Board; the Office of Comptroller of the Currency, which regulates our banking subsidiaries; the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

Wachovia’s earnings are also affected by general economic conditions, our management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Wachovia’s business.

Depository institutions, like Wachovia’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Wachovia also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve Board, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Wachovia’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

DESCRIPTION OF COMMON STOCK

The following information outlines some of the provisions in Wachovia’s articles of incorporation, bylaws and the North Carolina Business Corporation Act (the “NCBC Act”). This information is qualified in all respects by reference to the provisions of Wachovia’s articles, bylaws and the NCBC Act.

Authorized Common Stock

Wachovia’s authorized common stock consists of 3,000,000,000 shares of common stock, par value $3.33 1/3 per share. As of March 31, 2008, 1,991,918,729 shares of common stock were issued and outstanding. Wachovia’s common stock is listed on the New York Stock Exchange under the symbol “WB.”

In connection with issuances of trust preferred securities through Wachovia Capital Trust IV, Wachovia Capital Trust IX and Wachovia Capital Trust X, Wachovia is required to use commercially reasonable efforts to seek stockholder approval to increase the number of Wachovia’s authorized shares of common stock if the number of its authorized and unissued shares of common stock falls below levels specified in the related agreements. Wachovia anticipates that its remaining authorized and unissued shares may approach or reach those levels. Accordingly, Wachovia expects to seek stockholder approval to increase the authorized number of shares of its common stock at its 2009 annual stockholders’ meeting.

General

Subject to the prior rights of any Wachovia preferred stockholder, Class A preferred stockholder and depositary shareholder then outstanding, common stockholders are entitled to receive such dividends as Wachovia’s board of directors may declare out of funds legally available for these payments. In the event of liquidation or dissolution, common stockholders are entitled to receive Wachovia’s net assets remaining after paying all liabilities and after paying all preferred stockholders, Class A preferred stockholders and depositary shareholders the full preferential amounts to which those holders are entitled.

Pursuant to an indenture between Wachovia and Wilmington Trust Company, as trustee, and an indenture between Wachovia and U.S. Bank, National Association, as trustee, in each case under which Wachovia junior subordinated debt securities were issued, Wachovia agreed that it generally will not pay any dividends on, or acquire or make a liquidation payment relating to, any of Wachovia’s common stock, preferred stock and Class A preferred stock, if, at any time, there is a default under the respective indenture or a related Wachovia guarantee or Wachovia has deferred interest payments on the securities issued under the respective indenture. In connection with a corporate reorganization of a Wachovia subsidiary, The Money Store LLC, Wachovia agreed that it could declare or pay a dividend on Wachovia common stock only after quarterly distributions of an estimated $1.8 million have been paid in full on The Money Store LLC preferred units for each quarterly period occurring prior to the proposed common stock cash dividend.

Subject to the prior rights of any preferred stockholders, Class A preferred stockholders and depositary shareholders, common stockholders have all voting rights, each share being entitled to one vote on all matters requiring stockholder action and in electing directors. Common stockholders have no preemptive, subscription or conversion rights. All of the outstanding shares of common stock are, and any common stock issued and sold hereunder will be, fully paid and nonassessable.

American Stock Transfer & Trust Company is the transfer agent, registrar and dividend disbursement agent for the common stock.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the common stock.

Rights Plan

Under Wachovia’s Shareholder Protection Rights Agreement, between Wachovia and Wachovia Bank, National Association, as rights agent, each outstanding common stock share has a right attached to it. This right remains attached unless a separation time occurs. At separation time, common stockholders will receive separate certificates for these rights. Each right entitles its owner to purchase at separation time one one-hundredth of a share of a participating series of Class A preferred stock for $105. This series of Class A preferred stock would have economic and voting terms similar to those of one common stock share. Separation time would generally occur at the earlier of the following two dates:

•	the tenth business day after any person commences a tender or exchange offer that, if completed, would entitle that person to 10% or more of Wachovia’s outstanding common stock; or

•	the tenth business day after Wachovia publicly announces that a person has acquired beneficial ownership of 10% or more of Wachovia’s outstanding common stock.

These rights will not trade separately from the shares of common stock until the separation time occurs, and may be exercised on the business day immediately after the separation time. The rights will expire at the earliest of:

•	the date on which Wachovia’s board of directors elects to exchange the rights for Wachovia common stock shares as described below;

•	the close of business on December 28, 2010, unless extended by our board of directors; or

•	the date on which the rights are terminated as described below.

Once Wachovia publicly announces that a person has acquired 10% of Wachovia’s outstanding common stock, Wachovia can allow for rights holders to buy our common stock for half of its market value. For example, Wachovia would sell to each rights holder common stock shares worth $210 for $105 in cash. At the same time, any rights held by the 10% owner or any of its affiliates, associates or transferees will be void. In addition, if Wachovia is acquired in a merger or other business combination after a person has become a 10% owner, the rights held by stockholders would become exercisable to purchase the acquiring company’s common stock for half of its market value.

In the alternative, Wachovia’s board of directors may elect to exchange all of the then outstanding rights for shares of common stock at an exchange ratio of two common stock shares for one right. Upon election of this exchange, a right will no longer be exercisable and will only represent a right to receive two common stock shares.

If Wachovia is required to issue common stock shares upon the exercise of rights, or in exchange for rights, the board may substitute shares of participating Class A preferred stock. The substitution will be at a rate of two one-hundredths of a share of participating Class A preferred stock for each right exchanged.

The rights may be terminated without any payment to holders before their exercise date. The rights have no voting rights and are not entitled to dividends.

The rights will not prevent a takeover of Wachovia. The rights, however, may cause substantial dilution to a person or group that acquires 10% or more of common stock unless Wachovia’s board first terminates the rights. Nevertheless, the rights should not interfere with a transaction that is in Wachovia’s and its stockholders’ best interests because the rights can be terminated by the board before that transaction is completed.

The complete terms of the rights are contained in the Shareholder Protection Rights Agreement. This agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the description above is qualified entirely by that document. A copy of this agreement can be obtained upon written request to Wachovia Bank, National Association, 301 South College Street, Charlotte, North Carolina 28288-0206.

Other Provisions

Wachovia’s articles and bylaws contain various provisions which may discourage or delay attempts to gain control of Wachovia. Wachovia’s articles include provisions:

•	authorizing the board of directors to fix the size of the board between nine and 30 directors;

•	authorizing directors to fill vacancies on the board occurring between annual stockholder meetings, except that vacancies resulting from a director’s removal by a stockholder vote may only be filled by a stockholder vote;

•	providing that directors may be removed only for a valid reason and only by majority vote of shares entitled to vote in electing directors, voting as a single class;

•	authorizing only the board of directors, Wachovia’s Chairman or President to call a special meeting of stockholders, except for special meetings called under special circumstances for classes or series of stock ranking superior to common stock; and

•	requiring an 80% stockholder vote by holders entitled to vote in electing directors, voting as a single class, to alter any of the above provisions.

Wachovia’s bylaws include specific conditions under which business may be transacted at annual stockholders’ meetings, and persons may be nominated for election as Wachovia directors at annual stockholders’ meetings.

The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless:

•	the Federal Reserve Board has been given 60 days’ prior written notice of the proposed acquisition; and

•	within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued or unless the acquisition otherwise requires Federal Reserve Board approval. An acquisition may be made before expiration of the disapproval period if the Federal Reserve Board issues written notice that it intends not to disapprove the action. It is generally assumed that the acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as Wachovia, would constitute the acquisition of control.

In addition, any “company” would be required to obtain Federal Reserve Board approval before acquiring 25% or more of the outstanding common stock of Wachovia. If the acquiror is a bank holding company, this approval is required before acquiring 5% of the outstanding common stock. Obtaining “control” over Wachovia would also require Federal Reserve Board prior approval. “Control” generally means:

•	the ownership or control of 25% or more of a bank holding company voting securities class;

•	the ability to elect a majority of the bank holding company’s directors; or

•	the ability otherwise to exercise a controlling influence over the bank holding company’s management and policies.

Two North Carolina shareholder protection statutes adopted in 1987, The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act, allowed North Carolina corporations to elect to either be covered or not be covered by these statutes. Wachovia elected not to be covered by these statutes.

In addition, in certain instances the ability of Wachovia’s board to issue authorized but unissued shares of common stock, preferred stock or Class A preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in Wachovia being less attractive to a potential acquiror, or result in Wachovia stockholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

DESCRIPTION OF PREFERRED STOCK AND CLASS A PREFERRED STOCK

The following information outlines some of the provisions of the preferred stock and the Class A preferred stock. This information may not be complete in all respects and is qualified entirely by reference to Wachovia’s articles of incorporation, as amended, or articles, with respect to each series of preferred stock or Class A preferred stock. Our articles are, and any amendments to the articles will be, incorporated by reference in the registration statement of which this prospectus is a part for the issuance of any series of preferred stock or Class A preferred stock. This information relates to terms and conditions that apply to the preferred stock as a class and the Class A preferred stock as a class. The specific terms of any series of preferred stock or Class A preferred stock will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series may differ from the general description of the terms described below.

Authorized Preferred Stock

Wachovia’s authorized preferred stock consists of 10,000,000 shares of preferred stock, no-par value, 40,000,000 shares of Class A preferred stock, no-par value and 500,000,000 Dividend Equalization Preferred shares, no par value. As of March 31, 2008, no shares of preferred stock, 2,300,000 shares of Class A preferred stock, Series J and 3,500,000 shares of Class A preferred stock, Series K were issued and outstanding, and approximately 97 million Dividend Equalization Preferred shares were issued and outstanding in connection with the merger of the former Wachovia Corporation and First Union Corporation. The Dividend Equalization Preferred shares are not being offered by this prospectus and have no further dividend rights and a liquidation preference of $0.01 per share.

General

Under Wachovia’s articles, the preferred stock and the Class A preferred stock may be issued from time to time in one or more series, upon board authorization and without stockholder approval. Within certain legal limits, the board is authorized to determine the:

•	voting powers;

•	designation;

•	preferences and relative, participating, optional or other rights;

•	qualifications, limitations or restrictions, including any:

•	dividend rights;

•	conversion rights;

•	exchange rights;

•	redemption rights;

•	liquidation preferences;

•	voting rights; and

•	the designation and number of shares and the terms and conditions of their issuance of any series of preferred stock or Class A preferred stock. Thus, the board, without stockholder approval, could authorize preferred stock or Class A preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common stockholders or other outstanding series of preferred stock or Class A preferred stock.

Each series of preferred stock or Class A preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock or Class A preferred stock. The relevant prospectus supplement will describe the following terms of the series of preferred stock or Class A preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of Wachovia; and

•	any other terms of that series.

Under the indenture between Wachovia and Wilmington Trust Company, as trustee, Wachovia agreed that it generally will not pay any dividends on, or acquire or make a liquidation payment relating to, any of Wachovia’s common stock, preferred stock and Class A preferred stock, if, at any time, there is a default under the indenture or a related Wachovia guarantee or Wachovia has delayed interest payments on the securities issued under the indenture.

Shares of preferred stock and Class A preferred stock, when issued against full payment of their purchase price, will be fully paid and nonassessable. The liquidation preference of any series of preferred stock or Class A preferred stock does not necessarily indicate the price at which shares of that series of preferred stock or Class A preferred stock will actually trade on or after the issue date.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the preferred stock.

Rank

Each series of preferred stock and Class A preferred stock will, with respect to dividend rights and rights upon Wachovia’s liquidation, dissolution or winding up, rank prior or superior to common stock. All shares of each series of preferred stock will be of equal rank with each other. Shares of Class A preferred stock will rank equal or junior to, but not prior or superior to, any series of preferred stock. Subject to the foregoing and the terms of any particular Class A preferred stock series, Class A preferred stock series may vary as to priority within that class.

Dividends

Holders of each series of preferred stock and Class A preferred stock will be entitled to receive, when, as and if Wachovia’s board declares, cash dividends, payable at the dates and at the rates per share as described in the relevant prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or noncumulative, as described in the relevant prospectus supplement. If dividends on a series of preferred stock or Class A preferred stock are noncumulative and if Wachovia’s board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock or Class A preferred stock will have no right to receive a dividend for that dividend period, and Wachovia will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock or Class A preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the relevant prospectus supplement.

Full dividends may not be paid on any series of preferred stock or Class A preferred stock ranking as to dividends equal or junior to the series of preferred stock or Class A preferred stock offered by the relevant prospectus supplement for any period unless full dividends for the immediately preceding dividend period on that offered stock, including any accumulation of unpaid dividends, if dividends on such offered stock are cumulative, are paid. When dividends are not paid in full upon such offered stock and any other parity stock, dividends upon that stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the offered stock, including any accumulated unpaid dividends, if dividends on such offered stock are cumulative, and accrued dividends, including any accumulations on such parity stock, bear to each other. No interest will be payable in respect of any dividend payment on such offered stock that may be in arrears. Unless full dividends on the offered stock have been paid for the immediately preceding dividend period, including any accumulated dividends, if dividends on such offered stock are cumulative:

•	no cash dividend or distribution (other than in junior stock) may be paid on junior stock (including common stock);

•	Wachovia may not acquire any junior stock except by conversion into or exchange for junior stock; and

•	Wachovia may not acquire any parity stock otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the offered stock and such parity stock, except by conversion into or exchange for junior stock.

Any dividend payment made on a preferred stock or Class A preferred stock series will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series that remains payable.

Redemption

The terms on which any series of preferred stock or Class A preferred stock may be redeemed will be in the relevant prospectus supplement. All shares of preferred stock or Class A preferred stock that Wachovia redeems, purchases or acquires, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock or Class A preferred stock, as the case may be, undesignated as to series.

Liquidation

In the event of Wachovia’s voluntary or involuntary liquidation, dissolution or winding up, preferred stockholders or Class A preferred stockholders will be entitled, subject to creditors’ rights, but before any distribution to common stockholders or any other junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share as mentioned in the relevant prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock or Class A preferred stock are cumulative. If the amounts available for distribution upon Wachovia’s liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock or Class A preferred stock and all stock ranking equal to that preferred stock or Class A preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock or Class A preferred stock will not be entitled to any further participation in any distribution of Wachovia’s assets.

Voting

The voting rights of preferred stock or Class A preferred stock of any series will be described in the relevant prospectus supplement. The shares of any series of preferred stock having voting rights may not have more than one vote per share. The shares of any series of Class A preferred stock having voting rights will have the number of votes per share, which may be more or less than one, as are specified in the amendment to Wachovia’s articles with respect to that series and in the relevant prospectus supplement.

The NCBC Act provides that, regardless of whether a class or series of shares is granted voting rights by the terms of Wachovia’s articles, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to Wachovia’s articles and certain other fundamental changes to Wachovia that directly affect that class or series.

Under Federal Reserve Board regulations, if the holders of any series of preferred stock or Class A preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over Wachovia) may then be subject to regulation as a bank holding company. In addition, in that event:

•	any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of any series of preferred stock or Class A preferred stock; and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act to acquire 10% or more of that series of preferred stock or Class A preferred stock.

Conversion or Exchange

The terms on which preferred stock or Class A preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the relevant prospectus supplement.

Other Rights

The shares of a series of preferred stock or Class A preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the relevant prospectus supplement, Wachovia’s articles, or as otherwise required by law. The holders of preferred stock and Class A preferred stock will not have any preemptive rights to subscribe to any Wachovia securities.

Title

Wachovia, the transfer agent and registrar for a series of preferred stock or Class A preferred stock, and any of their agents, may treat the registered owner of that preferred stock or Class A preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock or Class A preferred stock is overdue and despite any notice to the contrary, for any purpose. See also “Global Securities.”

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for each series of preferred stock or Class A preferred stock will be named in the relevant prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following information outlines some of the provisions of the deposit agreement, the depositary shares and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares relating to any particular series of preferred stock or Class A preferred stock. The specific terms of any series of depositary shares will be described in the relevant prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

Wachovia may elect to offer fractional interests in shares of preferred stock or Class A preferred stock, instead of whole shares of preferred stock or Class A preferred stock. If so, Wachovia will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest as described in the relevant prospectus supplement, of a share of preferred stock or Class A preferred stock.

The shares of the preferred stock or the Class A preferred stock series underlying any depositary shares will be deposited under a separate deposit agreement between Wachovia and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The relevant prospectus supplement relating to a series of depositary shares will mention the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock or the Class A preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock or Class A preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the relevant deposit agreement.

Pending the preparation of definitive depositary receipts, a depositary may, upon Wachovia’s order, issue temporary depositary receipts substantially identical to and entitling their holders to all the rights pertaining to the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and the temporary depositary receipts will be exchangeable for definitive depositary receipts at Wachovia’s expense.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock or the Class A preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with Wachovia’s approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights Wachovia offers to preferred stockholders or the Class A preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series or Class A preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series or Class A preferred stock series on the basis described in the relevant prospectus supplement, but holders of those whole preferred stock shares or Class A preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series or Class A preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation

The terms on which the depositary shares relating to the preferred stock or the Class A preferred stock of any series may be redeemed, and any amounts distributable upon Wachovia’s liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Conversion and Exchange

If any series of preferred stock or Class A preferred stock is subject to conversion or exchange, the rights or obligations of each record holder of depositary shares to convert or exchange the depositary shares will be described in the relevant prospectus supplement.

Voting

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receiving notice of any meeting at which preferred stockholders or Class A preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock or Class A preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock or Class A preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares or Class A preferred stock shares underlying those depositary shares according to those instructions, and Wachovia will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to such preferred stock or Class A preferred stock, it will abstain from voting those preferred stock shares or Class A preferred stock shares, unless otherwise mentioned in the relevant prospectus supplement.

Amendment and Termination of Depositary Agreement

The depositary receipt form evidencing the depositary shares and the relevant deposit agreement may be amended by Wachovia and the depositary. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless a majority of the outstanding depositary shareholders approve that amendment. Wachovia or the depositary may terminate a deposit agreement only if:

•	Wachovia has redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock or Class A preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution in respect of the preferred stock or the Class A preferred stock of the relevant series in connection with Wachovia’s liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

Wachovia will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock or the Class A preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges, with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all Wachovia reports and communications that Wachovia is required to furnish to preferred stockholders or Class A preferred stockholders of the relevant series.

Neither any depositary nor Wachovia will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of Wachovia and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, preferred stock or Class A preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock or Class A preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

Wachovia, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Global Securities.”

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to Wachovia notice of its election, and Wachovia may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

General

The following information outlines some of the provisions of the indentures and the debt securities. This information may not be complete in all respects, and is qualified entirely by reference to the indenture under which the debt securities are issued. These indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. This information relates to certain terms and conditions that generally apply to the debt securities. The specific terms of any series of debt securities will be described in the relevant prospectus supplement. As you read this section, please remember that the specific terms of the debt securities will supplement and, if applicable, may modify or replace the general terms described in this section. If your prospectus supplement is inconsistent with this prospectus, your prospectus supplement will control with regard to that debt security. Thus, the statements we make in this section may not apply to your debt security.

Senior debt securities will be issued under an indenture, dated as of April 1, 1983, as amended and supplemented, between Wachovia and The Bank of New York (as successor in interest to JPMorgan Chase Bank, National Association), as trustee. Subordinated debt securities will be issued under an indenture, dated as of March 15, 1986, as amended, and supplemented, between Wachovia and The Bank of New York (as successor to J.P. Morgan Trust Company, National Association), as trustee. Each of the senior and the subordinated debt securities constitutes a single series of debt securities of Wachovia issued under the senior and the subordinated indenture, respectively. The provisions of each indenture allow us to issue debt securities with terms different from those of debt securities previously issued under that indenture, and to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The term “debt securities,” as used in this prospectus, refers to all debt securities issued and issuable from time to time under the relevant indenture. The indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended. These indentures are more fully described below in this section. Whenever we refer to specific provisions or defined terms in one or both of the indentures, those provisions or defined terms are incorporated in this prospectus by reference. Section references used in this discussion are references to the relevant indenture. Capitalized terms which are not otherwise defined shall have the meaning given to them in the relevant indenture.

The debt securities will be Wachovia’s direct, unsecured obligations. The debt securities will not be deposits or other bank obligations and will not be FDIC insured.

The indentures do not limit the aggregate principal amount of debt securities or of any particular series of debt securities which may be issued under the indentures and provide that these debt securities may be issued at various times in one or more series, in each case with the same or various maturities, at par or at a discount. (Section 301) The indentures provide that there may be more than one trustee under the indentures with respect to different series of debt securities. As of December 31, 2007, $25.3 billion aggregate principal amount of senior debt securities was outstanding under the senior indenture. The senior trustee is trustee for such series. As of December 31, 2007, $8.5 billion aggregate principal amount of subordinated debt securities was outstanding under the subordinated indenture. The subordinated trustee is trustee for such series.

The indentures do not limit the amount of other debt that Wachovia may issue and do not contain financial or similar restrictive covenants. As of December 31, 2007, Wachovia had an aggregate of $8.0 billion of short-term senior indebtedness outstanding which consisted primarily of commercial paper. Wachovia expects from time to time to incur additional senior indebtedness and Other Financial Obligations (as defined below). The indentures do not prohibit or limit additional senior indebtedness or Other Financial Obligations.

Because Wachovia is a holding company and a legal entity separate and distinct from its subsidiaries, Wachovia’s rights to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the holders of debt securities’ ability to benefit indirectly from such distribution, would be subject to prior creditors’ claims, except to the extent that Wachovia itself may be a creditor of that subsidiary with recognized claims. Claims on Wachovia’s subsidiary banks by creditors other than Wachovia include long-term debt and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving Wachovia. Accordingly, Wachovia’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of Wachovia’s subsidiaries, including liabilities under bank products issued by Wachovia’s banking subsidiaries, and an investor in debt securities should look only to Wachovia’s assets for payment thereunder.

The following information relating to the debt securities will be described in the relevant prospectus supplement:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities and the percentage of such principal amount at which they may be issued;

•	the date on which the principal of the debt securities must be paid;

•	the interest rates per annum of the debt securities, the method of determining these rates, the day count used to calculate interest payments for any period, the calculation agent, the dates from which the interest will accrue, the interest payment dates, the regular record date for the interest payable on any interest payment date, the person to whom any payment must be made, if other than the person in whose name that debt security is registered on the regular record date for such interest, and the payment method of any interest payable on a global debt security on an interest payment date;

•	if other than the location specified in this prospectus, the place where any principal, premium or interest on the debt securities must be paid;

•	any redemption and any mandatory or optional sinking fund provisions;

•	any repayment provision;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the debt securities shall be issued;

•	if other than the principal amount, the portion of the debt securities’ principal amount which will be payable upon an acceleration of their maturity;

•	the currency or currency unit of payment of principal, premium, if any, and interest on the debt securities, and any index used to determine the amount of payment of principal, premium, if any, and interest on these debt securities;

•	whether the debt securities will be issued in permanent global form and, in such case, the initial depositary and the circumstances under which such permanent global debt security may be exchanged;

•	whether the subordination provisions summarized below or other subordination provisions, including a different definition of “senior indebtedness,” “Entitled Persons,” “Existing Subordinated Indebtedness” or “Other Financial Obligations” will apply to the debt securities;

•	the terms and conditions of any obligation or right of Wachovia or a holder to convert or exchange subordinated debt securities into other securities; and

•	any other key aspects of the debt securities not specified in this prospectus. (Section 301)

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the debt securities.

Unless otherwise described in the relevant prospectus supplement, principal, premium, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the Corporate Trust Office of Wachovia Bank, National Association in Charlotte, North Carolina except that interest may be paid at Wachovia’s option by check mailed to the address of the holder entitled to it as it appears on the security register. (Sections 301, 305 and 1002)

Unless otherwise described in the relevant prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiples of $1,000. (Section 302) The indentures provide that debt securities of any series may be issued in permanent global form (Section 301) and, unless otherwise described in the relevant prospectus supplement, debt securities will be issued in permanent global form. See “Global Securities.” No service charge will be made for any registration of transfer or exchange of the debt securities, but Wachovia may require payment to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 305)

Both senior debt securities and subordinated debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations that apply to any original issue discount securities will be described in the relevant prospectus supplement. The term “original issue discount security” means any security which provides for an amount less than its principal amount to be due and payable upon the acceleration of its maturity in accordance with the related indenture. (Section 101)

We refer to the relevant prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon a continuing event of default.

No Sinking Fund

Unless stated otherwise in the prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the prospectus supplement will indicate the redemption price and the method for redemption as well as any other applicable redemption terms.

Repayment

The prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the prospectus supplement will indicate our cost to repay the debt securities and the procedure for repayment as well as any other applicable repayment terms.

Repurchase

We, or our affiliates, may repurchase debt securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Reopenings

We have the ability to “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may begin to bear interest at a different date and they may be offered or sold at prices that are different from the original offering or sale of the same series of debt securities depending on then- prevailing market conditions.

Subordination of the Subordinated Debt Securities

Wachovia’s obligations to make any payment of the principal and interest on any subordinated debt securities will, to the extent the subordinated indenture specifies, be subordinate and junior in right of payment to all of Wachovia’s senior indebtedness. Unless otherwise specified in the prospectus supplement relating to a specific series of subordinated debt securities, Wachovia’s “senior indebtedness” is defined in the subordinated indenture to mean the principal of, premium and interest, if any, on:

•	all Wachovia indebtedness for money borrowed, including indebtedness Wachovia guarantees, other than the subordinated debt securities, whether outstanding on the date of execution of the indenture or incurred afterward, except:

•	any obligations on account of Existing Subordinated Indebtedness, and

•	indebtedness as is by its terms expressly stated to be not superior in payment right to the subordinated debt securities or to rank equal to the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such senior indebtedness. (Section 101 of the subordinated indenture)

The payment of the principal and interest on the subordinated debt securities will, to the extent described in the subordinated indenture, be subordinated in payment right to the prior payment of all senior indebtedness. Unless otherwise described in the prospectus supplement relating to the specific series of subordinated debt securities, in certain events of insolvency, the payment of the principal and interest on the subordinated debt securities, other than subordinated debt securities that are also Existing Subordinated Indebtedness, will, to the extent described in the subordinated indenture, also be effectively subordinated in payment right to the prior payment of all Other Financial Obligations. Upon any payment or distribution of assets to creditors under Wachovia’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or any bankruptcy, insolvency or similar proceedings, all senior indebtedness holders will be entitled to receive payment in full of all amounts due before the subordinated debt securities holders will be entitled to receive any payment in respect of the principal or interest on their securities. If upon any such payment or asset distribution to creditors, there remains, after giving effect to those subordination provisions in favor of senior indebtedness holders, any amount of cash, property or securities available for payment or distribution in respect of subordinated debt securities (defined in the subordinated indenture as “Excess Proceeds”) and if, at that time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment of all amounts due on such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay these Other Financial Obligations before any payment may be applied to the subordinated debt securities which are not Existing Subordinated Indebtedness. In the event of the acceleration of the maturity of any subordinated debt securities, all senior indebtedness holders will be entitled to receive payment of all amounts due before the subordinated debt securities holders will be entitled to receive any payment upon the principal of or interest on their subordinated debt securities. (Sections 1403, 1404 and 1413 of the subordinated indenture)

By reason of such subordination in favor of senior indebtedness holders, in the event of insolvency, Wachovia’s creditors who are not senior indebtedness holders or subordinated debt securities holders may recover less, ratably, than senior indebtedness holders and may recover more, ratably, than subordinated debt securities holders. By reason of the obligation of subordinated debt securities holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect to Other Financial Obligations, in the event of insolvency, Existing Subordinated Indebtedness holders may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations and may recover more, ratably, than the subordinated debt securities holders (other than Existing Subordinated Indebtedness).

Unless otherwise specified in the prospectus supplement relating to the particular subordinated debt securities series offered by it, “Existing Subordinated Indebtedness” means subordinated debt securities issued under the subordinated indenture prior to November 15, 1992. (Section 101 of the subordinated indenture)

Unless otherwise specified in the prospectus supplement relating to the particular subordinated debt securities series offered by it, “Other Financial Obligations” means all obligations of Wachovia to make payment under the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments, such as

•	swap agreements (including interest rate and foreign exchange rate swap agreements),

•	cap agreements,

•	floor agreements,

•	collar agreements,

•	interest rate agreements,

•	foreign exchange rate agreements,

•	options,

•	commodity futures contracts,

•	commodity option contracts; and

•	similar financial instruments, other than

•	obligations on account of senior indebtedness, and

•	obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated debt securities. (Section 101 of the subordinated indenture).

Unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities, “Entitled Persons” means any person who is entitled to payment under the terms of Other Financial Obligations. (Section 101 of the subordinated indenture).

Wachovia’s obligations under the subordinated debt securities shall rank equal in right of payment with each other and with the Existing Subordinated Indebtedness, subject, unless otherwise described in the prospectus supplement relating to a specific series of subordinated debt securities, to the obligations of subordinated debt securities holders (other than Existing Subordinated Indebtedness) to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the subordinated indenture. (Section 1413 of the subordinated indenture)

The relevant prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion or Exchange

If and to the extent mentioned in the relevant prospectus supplement, any subordinated debt securities series may be convertible or exchangeable into other debt securities or common stock, preferred stock, Class A preferred stock or depositary shares. The specific terms on which any subordinated debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at Wachovia’s option, in which case the amount or number of securities the subordinated debt securities holders would receive would be calculated at the time and manner described in the relevant prospectus supplement.

Defaults

The Senior Indenture

The senior indenture defines an “event of default” as:

•	default in any principal or premium payment on any senior debt security of that series at maturity;

•	default for 30 days in interest payment of any senior debt security of that series;

•	failure to deposit any sinking fund payment when due in respect of that series;

•	Wachovia’s failure for 60 days after notice in performing any other covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of other senior debt securities series);

•	failure to pay when due any Wachovia indebtedness or Wachovia Bank, National Association indebtedness in excess of $5,000,000, or maturity acceleration of any indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 30 days after due notice;

•	Wachovia’s or Wachovia Bank, National Association’s bankruptcy, insolvency or reorganization; and

•	any other event of default provided for senior debt securities of that series. (Section 501)

The senior indenture provides that, if any event of default for senior debt securities of any series outstanding occurs and is continuing, either the senior trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the securities of that series are original issue discount securities, such principal amount portion as the terms of that series specify) of all senior debt securities of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of a majority in principal amount of the outstanding senior debt securities of that series on behalf of all senior debt securities holders of that series. (Sections 502 and 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, senior debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The senior indenture contains a provision entitling the senior trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) The holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or other power conferred on the senior trustee, with respect to the senior debt securities of such series. The senior trustee, however, may decline to act if that direction is contrary to law or the senior indenture or would involve the senior trustee in personal liability. (Section 512)

Wachovia will file annually with the senior trustee a compliance certificate as to all conditions and covenants in the senior indenture. (Section 1007)

The Subordinated Indenture

Subordinated debt securities principal payment may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default in Wachovia performing any covenants in the subordinated indenture, unless a specific series of subordinated debt securities provide otherwise, which will be described in the relevant prospectus supplement.

The subordinated indenture defines an “event of default” as certain events involving Wachovia’s bankruptcy, insolvency or reorganization and any other event of default provided for the subordinated debt securities of that series. (Section 501) The subordinated indenture defines a “default” to include:

•	any event of default;

•	a default in any principal or premium payment of any subordinated debt security of that series at maturity;

•	default in any interest payment when due and continued for 30 days;

•	a default in any required designation of funds as “available funds;” or

•	default in the performance, or breach, of Wachovia’s covenants in the subordinated indenture or in the subordinated debt securities of that series and continued for 90 days after written notice to

•	Wachovia by the subordinated trustee; or

•	Wachovia and the subordinated trustee by the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series. (Section 503)

If an event of default for subordinated debt securities of any series occurs and is continuing, either the subordinated trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of all outstanding subordinated debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may waive an event of default resulting in acceleration of the subordinated debt securities of such series, but only if all events of default have been remedied and all payments due on the subordinated debt securities of that series (other than those due as a result of acceleration) have been made and certain other conditions have been met. (Section 502) Subject to subordinated indenture provisions relating to the subordinated trustee’s duties, in case a default shall occur and be continuing, the subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the subordinated trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512) The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of that series may waive any past default under the subordinated indenture with respect to such series, except a default in principal or interest payment or a default of a subordinated indenture covenant which cannot be modified without the consent of each outstanding subordinated debt security holder of the series affected. (Section 513) In the event of Wachovia’s bankruptcy, insolvency or reorganization, subordinated debt securities holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

Wachovia will file annually with the subordinated trustee a compliance certificate as to all conditions and covenants in the subordinated indenture. (Section 1007)

Modification and Waiver

Each indenture may be modified and amended by Wachovia and the relevant trustee. Certain modifications and amendments require the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series issued under that indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the holder of each outstanding debt security issued under such indenture and affected by it:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding debt security;

•	reduce any principal amount, premium or interest, on any outstanding debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that debt security;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on any outstanding debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding debt securities of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults. (Section 902)

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of all outstanding debt securities holders of that series waive, insofar as that series is concerned, Wachovia’s compliance with certain restrictive provisions of the relevant indenture. (Section 1008) The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of all outstanding debt securities holders of that series waive any past default under the relevant indenture with respect to that series, except a default in the payment of the principal, or premium, if any, or interest on any outstanding debt security of that series or in respect of an indenture covenant which cannot be modified or amended without each outstanding debt security holder consenting. (Section 513)

Certain modifications and amendments of each indenture may be made by Wachovia and the relevant trustee without the outstanding debt securities holders consenting. (Section 901)

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under that indenture or are present at a meeting of holders of outstanding debt securities for quorum purposes:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of its maturity; and

•	the principal amount of outstanding debt securities denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of that outstanding debt security, of the principal amount of that outstanding debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such outstanding debt security, of the amount determined as provided in the above bullet-point. (Section 101)

Consolidation, Merger and Sale of Assets

The indentures each provide that Wachovia may not consolidate with or merge into any other corporation or transfer its properties and assets substantially as an entirety to any person unless:

•	the corporation formed by the consolidation or into which Wachovia is merged, or the person to which Wachovia’s properties and assets are so transferred, shall be a corporation organized and existing under the laws of the U.S., any state or Washington, D.C. and shall expressly assume by supplemental indenture the payment of any principal, premium or interest on the debt securities, and the performance of Wachovia’s other covenants under the relevant indenture;

•	immediately after giving effect to this transaction, no event of default or default, as applicable, and no event which, after notice or lapse of time or both, would become an event of default or default, as applicable, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Limitation on Disposition of Wachovia Bank, National Association Stock

The indentures each contain Wachovia’s covenant that, so long as any of the debt securities issued under that indenture before August 1, 1990 are outstanding, but subject to Wachovia’s rights in connection with its consolidation with or merger into another corporation or a sale of Wachovia’s assets, it will not sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, nor will it permit Wachovia Bank, National Association to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Wachovia Bank, National Association voting stock, unless:

•	any such sale, assignment, transfer, issuance, grant of a security interest or other disposition is made for fair market value, as determined by Wachovia’s board; and

•	Wachovia will own at least 80% of the issued and outstanding Wachovia Bank, National Association voting stock free and clear of any security interest after giving effect to such transaction. (Section 1006)

The above covenant is not a covenant for the benefit of any series of debt securities issued on or after August 1, 1990.

Restriction on Sale or Issuance of Voting Stock of Major Subsidiary Banks

The indentures each contain Wachovia’s covenant that it will not, and will not permit any subsidiary to, sell, assign, transfer, grant a security interest in, or otherwise dispose of, any shares of voting stock, or any securities convertible into shares of voting stock, of any “Major Subsidiary Bank” (as defined below) or any subsidiary owning, directly or indirectly, any shares of voting stock of any Major Subsidiary Bank and that it will not permit any Major Subsidiary Bank or any subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank to issue any shares of its voting stock or any securities convertible into shares of its voting stock, except for sales, assignments, transfers or other dispositions which

•	are for the purpose of qualifying a person to serve as a director;

•	are for fair market value, as determined by Wachovia’s board, and, after giving effect to such dispositions and to any potential dilution, Wachovia will own not less than 80% of the shares of voting stock of such Major Subsidiary Bank or any such subsidiary owning any shares of voting stock of such Major Subsidiary Bank;

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any such court or authority permitting Wachovia’s acquisition of any other bank or entity; or

•	in compliance with an undertaking made to such authority in connection with such an acquisition; provided, in the case of the two preceding bullet-points, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of such Major Subsidiary Bank or such subsidiary owning, directly or indirectly, any shares of voting stock of a Major Subsidiary Bank and its respective consolidated subsidiaries on the date of acquisition; or

•	to Wachovia or any wholly-owned subsidiary.

Despite the above requirements, any Major Subsidiary Bank may be merged into or consolidated with another banking institution organized under U.S. or state law, if after giving effect to that merger or consolidation Wachovia or any wholly-owned subsidiary owns at least 80% of the voting stock of the other banking institution free and clear of any security interest and if, immediately after the merger or consolidation, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing. (Section 1007) A “Major Subsidiary Bank” is defined in each indenture to mean any subsidiary which is a bank and has total assets equal to 25% or more of Wachovia’s consolidated assets determined on the date of the most recent audited financial statements of these entities. At present, Wachovia’s Major Subsidiary Bank is Wachovia Bank, National Association.

The above covenant is not a covenant for the benefit of any series of debt securities issued before August 1, 1990, or, in the case of subordinated debt securities, issued after November 15, 1992.

Notices, Definitive Debt Securities, Payments and Transfers

Notices to be given to holders of a debt security in global form will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the relevant trustee’s records, and will be deemed given when mailed.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

As provided in each indenture and subject to certain limitations, the debt securities are transferable, in whole or in part, upon surrender of the debt securities for registration of transfer at the corporate trust office of the relevant trustee in The City of New York.

Trustees

Either or both of the trustees may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to that series. (Section 610) In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the relevant indenture separate and apart from the trust administered by any other such trustee (Section 611), and any action to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

In the normal course of business, Wachovia and its subsidiaries conduct banking transactions with the trustees, and the trustees conduct banking transactions with Wachovia and its subsidiaries.

Title

Wachovia, the trustees and any of their agents may treat the registered owner of any debt security as the absolute owner of that security, whether or not that debt security is overdue and despite any notice to the contrary, for any purpose. See “Global Securities.”

Governing Law

The indentures and the debt securities will be governed by New York law.

Listing and General Information

Listing and Documents Available

Debt securities may be issued which will be listed on any securities exchange as Wachovia and the relevant agent(s) may agree.

Authorization

The debt securities offered by this prospectus will be issued pursuant to authority granted by the Board of Directors of Wachovia on December 20, 2005, February 19, 2008 and April 11, 2008, as such authority may be supplemented from time to time.

Material Change

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, there has been no material adverse change in the financial position of Wachovia on a consolidated basis since December 31, 2007. See “Where You Can Find More Information” above.

Litigation

As of the date of this prospectus, other than as disclosed or contemplated herein or in the documents incorporated by reference, to the best of Wachovia’s knowledge and belief, Wachovia is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have, or have had, since December 31, 2007, a significant effect on Wachovia’s consolidated financial position or that are material in the context of issuing the debt securities which could jeopardize Wachovia’s ability to discharge its obligation under the debt securities.

Clearance Systems

The debt securities have been accepted for clearance through the DTC, Euroclear and Clearstream systems. The appropriate CUSIP, Common Code and ISIN for each series of debt securities to be held through any of these systems will be contained in the relevant prospectus supplement.

Agents

The United States Registrar and Domestic Paying Agent for the debt securities will be initially U.S. Bank, National Association, located at its corporate trust office at Hearst Tower, 219 N. Tryon Street, 27th Floor, Charlotte, NC 28202.

The London Paying Agent and London Issuing Agent for the debt securities will be initially Citibank, N.A., located at P.O. Box 18055, 5 Carmelite Street, London, EC4Y OPA.

DESCRIPTION OF WARRANTS

The following information outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the relevant prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

Wachovia may issue warrants for the purchase of its debt securities, preferred stock, Class A preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock, Class A preferred stock, depositary shares or common stock, and may be attached to or separate from those securities.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between Wachovia and a bank, as warrant agent, selected by Wachovia with respect to such series, having its principal office in the U.S. and having combined capital and surplus of at least $50,000,000.

The relevant prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The relevant prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the currency for which such warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase preferred stock, Class A preferred stock, depositary shares or common stock, the number of depositary shares or shares of preferred stock, Class A preferred stock or common stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	certain federal income tax consequences of holding or exercising those warrants;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the terms of the securities issuable upon exercise of those warrants;

•	whether the warrants will be issued in global or certificated form; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preferred stock, Class A preferred stock, depositary shares or common stock, the right to receive any dividends, or payments upon Wachovia’s liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the relevant prospectus supplement at the exercise price mentioned in, or calculated as described in, the relevant prospectus supplement. Unless otherwise specified in the relevant prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in that prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, as described below under “Global Securities,” by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the relevant prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the relevant prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the relevant prospectus supplement, Wachovia will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the relevant prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of common stock shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common shareholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common shareholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per common stock share;

•	any Wachovia distribution to its common shareholders of evidences of Wachovia’s indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the relevant prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but Wachovia will pay the cash value of any fractional shares otherwise issuable.

Modification

Wachovia and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to Wachovia and their assumption of Wachovia’s covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to Wachovia’s covenants for the warrantholders’ benefit or surrendering any right or power conferred upon Wachovia under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as Wachovia deems necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

Wachovia and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that Wachovia may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, provided that:

•	either Wachovia must be the continuing corporation, or the corporation other than Wachovia formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under U.S. or state law and must assume Wachovia’s obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	Wachovia or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as Wachovia’s agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case Wachovia defaults in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon Wachovia. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

Wachovia will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to Wachovia and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless Wachovia or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and Wachovia before a replacement warrant certificate will be issued.

Title

Wachovia, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See “Global Securities.”

ERISA CONSIDERATIONS

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the securities.

Wachovia and certain of its affiliates may each be considered a “party in interest” within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or a “disqualified person” within the meaning of the U.S. Internal Revenue Code of 1986, as amended, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities or warrants are acquired by or with the assets of a pension or other employee benefit plan for which Wachovia or any of its affiliates is a service provider, unless those securities are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager” or under any other available exemption. The assets of a pension or other employee benefit plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan and propose to invest in the securities described in this prospectus or the applicable prospectus supplement, you should consult your legal counsel.

GLOBAL SECURITIES

Unless otherwise mentioned in the relevant prospectus supplement, we will issue each debt security offered in this prospectus in book-entry form only. We may issue other securities offered in this prospectus in book-entry form only and will so indicate in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global certificate that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each of the securities in book-entry form will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC;”

•	JPMorgan Chase Bank National Association holding the notes on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear;”

•	Citibank, N.A. holding the notes on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream;” and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s system. Thus, for example, if DTC is the depositary for a global certificate, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Certificate; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global certificate, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global certificate will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the certificate will be issued in global form only, then the security will be represented by a global certificate at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Certificate; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

DTC has informed Wachovia that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial

Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Commission.

Special Considerations for Global Notes

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to transfers of securities. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global certificate, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the security;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the relevant trustee under our indentures, warrant agent, or the depositary of our depositary shares, as applicable, will have no responsibility for any aspect of the depositary’s policies, actions or records or ownership interests in a global security. We and those trustees and agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Certificate; Special Situations When a Global Security Will Be Terminated

If we issue any securities in book-entry form but we choose to give the beneficial owners of those securities the right to obtain non-global certificates, any beneficial owner entitled to obtain non-global certificates may do so by following the applicable procedures of the depositary for those securities and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Unless otherwise mentioned in the relevant prospectus supplement, the special situations for termination of a global security are as follows:

•	if the depositary notifies Wachovia that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•	if Wachovia executes and delivers to the relevant trustee under our indentures, warrant agent, or depositary of our depositary shares an order complying with the requirements of the relevant indenture, warrant agreement or deposit agreement that the applicable global security shall be so exchangeable; or

•	if there has occurred and is continuing a default in the payment of any amount due in respect of the securities or an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these securities.

If a global security is terminated, only the depositary, and not we or the relevant trustee or agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed Wachovia that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depositary and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions which clear through or maintain a custodial relationship with an account holder of either system.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interest between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

Wachovia may sell securities to or through underwriters, including Wachovia Capital Markets, LLC, an affiliate of Wachovia, to be designated at various times, and also may sell securities directly to other purchasers or through agents. Wachovia conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities.” Unless otherwise stated, any reference to “Wachovia Securities” herein shall mean Wachovia Capital Markets, LLC, and shall not include Wachovia Securities, LLC, member FINRA/SIPC, a separate broker-dealer subsidiary of Wachovia. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The debt securities, preferred stock, Class A preferred stock, depositary shares and warrants will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus and the related prospectus supplements may be used by Wachovia Capital Markets, LLC for offers and sales related to market-making transactions in the securities. Wachovia Securities may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from Wachovia or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from Wachovia and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Wachovia will be described, in the prospectus supplement relating to those securities.

The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

Unless otherwise mentioned in the relevant prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from Wachovia in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Under agreements which Wachovia may enter into, underwriters, dealers, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act.

If so noted in the prospectus supplement relating to any securities, Wachovia will authorize dealers or other persons acting as Wachovia’s agents to solicit offers by certain institutions to purchase any securities from Wachovia under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. Wachovia must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

The participation of Wachovia Securities in the offer and sale of the securities must comply with the requirements of Rule 2720 of the Financial Industry Regulatory Authority, Inc., or FINRA, regarding underwriting securities of an “affiliate.” No FINRA member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If Wachovia offers and sells securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from Wachovia may be entitled under agreements that they may enter into with Wachovia to indemnification by Wachovia against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Wachovia in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, Wachovia, the senior trustee and the subordinated trustee, in the ordinary course of business.

Each of the underwriters has represented and agreed that:

•

it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by Wachovia of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to Wachovia; and

•	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area (Iceland, Norway and Lichtenstein in addition to the member states of the European Union) that has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the securities may be issued, whether in Hong Kong or elsewhere that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines Japan.

VALIDITY OF SECURITIES

The validity of any securities will be passed upon for Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia, and for any underwriters or agents by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law, and Mr. Jeffries will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. Mr. Jeffries owns shares of Wachovia’s common stock and holds options to purchase additional shares of Wachovia’s common stock. Sullivan & Cromwell LLP regularly performs legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of Wachovia’s common stock.

EXPERTS

The consolidated balance sheets of Wachovia Corporation as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007 included in Wachovia’s 2007 Annual Report, which is incorporated by reference in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, have been incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2007 and 2006 consolidated financial statements of Wachovia Corporation refers to the fact that Wachovia Corporation changed its method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance in 2007 and changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

ISSUER

Wachovia Corporation

One Wachovia Center

Charlotte, North Carolina 28288

United States of America

UNITED STATES REGISTRAR AND DOMESTIC PAYING AGENT	LONDON PAYING AGENT AND LONDON ISSUING AGENT
FOR DEBT SECURITIES U.S. Bank, National Association Hearst Tower 219 N. Tryon St., 27th Floor Charlotte, North Carolina 28202 United States of America	FOR DEBT SECURITIES Citibank, N.A. P.O. Box 18055 5 Carmelite Street, London EC4Y OPA

LEGAL ADVISORS

To the Issuer	To the Underwriters or Distribution Agents

As to United States Law:	As to United States Law:

Ross E. Jeffries, Jr., Esq. Senior Vice President and Deputy General Counsel Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288-0630 United States of America	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 United States of America

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimates other than the FINRA fees) to be incurred by Wachovia Corporation in connection with the distribution of the securities registered under this registration statement:

Registration statement filing fee	*
FINRA filing fee	75,500
Trustees’, Registrar and Transfer Agents’, Depositaries’ and Warrant Agents’ fees and expenses	100,000
Legal fees and expenses	50,000
Blue Sky fees and expenses	20,000
Accounting fees and expenses	25,000
Listing fees and expenses	150,000
Rating agency fees	500,000
Printing costs	75,000
Miscellaneous	50,000

Total	$1,045,500

*	Deferred in accordance with Rule 456(b) and 457(r) other than $65,250.50 which has already been paid and may be applied to the filing fee payable under this registration statement.

Item 15.    Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBC Act”) contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer against reasonable expenses who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or liable on the basis of receiving a personal benefit, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

Wachovia’s bylaws provide for the indemnification of Wachovia’s directors and executive officers by Wachovia against liabilities arising out of his status as such, excluding any liability relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of Wachovia. Wachovia’s articles of incorporation provide for the elimination of the personal liability of each director of Wachovia to the fullest extent permitted by the provisions of the NCBC Act, as the same may from time to time be in effect.

Wachovia maintains directors and officers liability insurance. In general, the policy insures (i) Wachovia’s directors and officers against loss by reason of any of their wrongful acts, and/or (ii) Wachovia against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Under agreements which may be entered into by Wachovia, certain controlling persons, directors and officers of Wachovia may be entitled to indemnification by underwriters and agents who participate in the distribution of securities covered by the registration statement against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.    Exhibits.

Exhibit No.	Exhibit
(1)(a)	Form of Underwriting Agreement for Common Stock, Preferred Stock, Class A Preferred Stock, Depositary Shares and Warrants.
(1)(b)	Form of Underwriting Agreement for Debt Securities.
(4)(a)	Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to Wachovia’s Current Report on Form 8-K dated December 20, 2000 and to Exhibit (4)(a) to Wachovia’s 2001 Second Quarter Report on Form 10-Q.)
(4)(b)	Form of Deposit Agreement. (Incorporated by reference to Exhibit (4)(d) to Wachovia’s Registration Statement No. 333-34151.)
(4)(c)	Specimen Depositary Receipt. (Incorporated by reference to Exhibit (4)(e) to Wachovia’s Registration Statement No. 333-34151.)
(4)(d)	Senior Indenture (including form of Senior Debt Security). (Incorporated by reference to Exhibit (4) to Wachovia’s Registration Statement No. 2-98213.)
(4)(e)	Supplemental Indenture, dated as of May 17, 1986, between Wachovia and Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(ii) to Amendment No. 1 to Wachovia’s Registration Statement No. 33-30122.)
(4)(f)	Supplemental Indenture, dated as of July 1, 1988, between Wachovia and Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iii) to Amendment No. 1 to Wachovia’s Registration Statement No. 33-30122.)
(4)(g)	Supplemental Indenture, dated as of August 1, 1990, between Wachovia and Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iv) to Wachovia’s Registration Statement No. 33-40456.)
(4)(h)	Subordinated Indenture (including form of Subordinated Debt Security). (Incorporated by reference to Exhibit (4)(a) to Amendment No. 1 to Wachovia’s Registration Statement No. 33-1852.)
(4)(i)	Supplemental Indenture, dated as of August 1, 1990, between Wachovia and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4)(b)(ii) to Wachovia’s Registration Statement No. 33-40456.)
(4)(j)	Supplemental Indenture, dated as of November 15, 1992, between Wachovia and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4) to Wachovia’s Current Report on Form 8-K dated November 17, 1992.)
(4)(k)	Form of Instrument of Resignation, Appointment and Acceptance, dated as of February 7, 1996, among Wachovia, Harris Trust and Savings Bank and The Bank of New York (formerly Irving Trust Company). (Incorporated by reference to Exhibit (4)(a) to Wachovia’s Current Report on Form 8-K dated February 7, 1996.)
(4)(l)	Supplemental Indenture, dated as of February 7, 1996, between Wachovia and Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit (4)(b) to Wachovia’s Current Report on Form 8-K dated February 7, 1996.)
(4)(m)	Form of Instrument of Resignation, Appointment and Acceptance, dated as of July 7, 2000, among Wachovia, The Bank of New York, as successor to Harris Trust and Savings Bank and Bank One Trust Company, N.A. (Incorporated by reference to Exhibit (4)(a) to Wachovia’s Current Report on Form 8-K dated July 7, 2000.)
(4)(n)	Supplemental Indenture, dated as of July 7, 2000, between Wachovia and Bank One Trust Company, N.A., as Trustee. (Incorporated by reference to Exhibit (4)(b) to Wachovia’s Current Report on Form 8-K dated July 7, 2000.)
(4)(o)	Form of senior medium-term floating rate note. (Incorporated by reference to Exhibit (4)(m) to Wachovia Registration Statement No. 333-141071.)
(4)(p)	Form of subordinated medium-term fixed rate note. (Incorporated by reference to Exhibit (4)(n) to Wachovia Registration Statement No. 333-141071.)
(4)(q)	Form of subordinated medium-term floating rate note. (Incorporated by reference to Exhibit (4)(o) to Wachovia Registration Statement No. 333-141071.)

Exhibit No.	Exhibit
(4)(r)	Form of Warrant Agreement. (Incorporated by reference to Exhibit (4)(q) to Wachovia’s Registration Statement No. 333-34151.)
(4)(s)	Form of Warrant Certificate. (Incorporated by reference to Exhibit (4)(r) to Wachovia’s Registration Statement No. 333-34151.)
(4)(t)	Indenture, dated as of November 27, 1996, between Wachovia and Wilmington Trust Company, as Debenture Trustee. (Incorporated by reference to Exhibit (4)(a) to Wachovia’s Registration Statement Nos. 333-19039 and 333-19039-01.)
(4)(u)	Upon the request of the Securities and Exchange Commission, Wachovia will furnish a copy of all other instruments defining the rights of holders of long-term debt of Wachovia.
(5)	Opinion of Ross E. Jeffries, Jr., Esq. as to the validity of the securities.
(12)(a)	Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a) to Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2007.)
(12)(b)	Computations of Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference to Exhibit (12)(b) to Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2007.)
(23)(a)	Consent of Ross E. Jeffries, Jr., Esq. (Included in Exhibit (5).)
(23)(b)	Consent of KPMG LLP.
(24)	Power of Attorney.
(25)(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York
(25)(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  To file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Wachovia pursuant to the foregoing provisions or otherwise (other than insurance), Wachovia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance or the payment by Wachovia of expenses incurred or paid by a director, officer or controlling person of Wachovia in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wachovia will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wachovia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the fourteenth day of April, 2008.

WACHOVIA CORPORATION

By:		/S/ ROSS E. JEFFRIES, JR.
	Name:	Ross E. Jeffries, Jr.
	Title:	Senior Vice President, Assistant Secretary and Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/S/ G. KENNEDY THOMPSON* G. Kennedy Thompson	Chairman, President, Chief Executive Officer and Director

/S/ THOMAS J. WURTZ* Thomas J. Wurtz	Senior Executive Vice President and Chief Financial Officer

/S/ PETER M. CARLSON* Peter M. Carlson	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/S/ JOHN D. BAKER, II* John D. Baker, II	Director

/S/ PETER C. BROWNING* Peter C. Browning	Director

/S/ JOHN T. CASTEEN, III* John T. Casteen, III	Director

/S/ JEROME A. GITT* Jerome A. Gitt	Director

/S/ WILLIAM H. GOODWIN, JR.* William H. Goodwin, Jr.	Director

/S/ MARYELLEN C. HERRINGER* Maryellen C. Herringer	Director

/S/ ROBERT A. INGRAM* Robert A. Ingram	Director

Signature	Title

/S/ DONALD M. JAMES* Donald M. James	Director

/S/ MACKEY J. MCDONALD* Mackey J. McDonald	Director

/S/ JOSEPH NEUBAUER* Joseph Neubauer	Director

/S/ TIMOTHY D. PROCTOR Timothy D. Proctor	Director

/S/ ERNEST S. RADY* Ernest S. Rady	Director

/S/ VAN L. RICHEY* Van L. Richey	Director

/S/ RUTH G. SHAW* Ruth G. Shaw	Director

/S/ LANTY L. SMITH* Lanty L. Smith	Director

/S/ DONA DAVIS YOUNG* Dona Davis Young	Director

*By: /s/ ROSS E. JEFFRIES, JR. Ross E. Jeffries, Jr., Attorney-in-fact

Dated: April 14, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
(1)(a)	Form of Underwriting Agreement for Common Stock, Preferred Stock, Class A Preferred Stock, Depositary Shares and Warrants.
(1)(b)	Form of Underwriting Agreement for Debt Securities.
(4)(a)	Shareholder Protection Rights Agreement. (Incorporated by reference to Exhibit (4) to Wachovia’s Current Report on Form 8-K dated December 20, 2000 and to Exhibit (4)(a) to Wachovia’s 2001 Second Quarter Report on Form 10-Q.)
(4)(b)	Form of Deposit Agreement. (Incorporated by reference to Exhibit (4)(d) to Wachovia’s Registration Statement No. 333-34151.)
(4)(c)	Specimen Depositary Receipt. (Incorporated by reference to Exhibit (4)(e) to Wachovia’s Registration Statement No. 333-34151.)
(4)(d)	Senior Indenture (including form of Senior Debt Security). (Incorporated by reference to Exhibit (4) to Wachovia’s Registration Statement No. 2-98213.)
(4)(e)	Supplemental Indenture, dated as of May 17, 1986, between Wachovia and Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(ii) to Amendment No. 1 to Wachovia’s Registration Statement No. 33-30122.)
(4)(f)	Supplemental Indenture, dated as of July 1, 1988, between Wachovia and Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iii) to Amendment No. 1 to Wachovia’s Registration Statement No. 33-30122.)
(4)(g)	Supplemental Indenture, dated as of August 1, 1990, between Wachovia and Chemical Bank, as Trustee. (Incorporated by reference to Exhibit (4)(a)(iv) to Wachovia’s Registration Statement No. 33-40456.)
(4)(h)	Subordinated Indenture (including form of Subordinated Debt Security). (Incorporated by reference to Exhibit (4)(a) to Amendment No. 1 to Wachovia’s Registration Statement No. 33-1852.)
(4)(i)	Supplemental Indenture, dated as of August 1, 1990, between Wachovia and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4)(b)(ii) to Wachovia’s Registration Statement No. 33-40456.)
(4)(j)	Supplemental Indenture, dated as of November 15, 1992, between Wachovia and The Bank of New York, as Trustee. (Incorporated by reference to Exhibit (4) to Wachovia’s Current Report on Form 8-K dated November 17, 1992.)
(4)(k)	Form of Instrument of Resignation, Appointment and Acceptance, dated as of February 7, 1996, among Wachovia, Harris Trust and Savings Bank and The Bank of New York (formerly Irving Trust Company). (Incorporated by reference to Exhibit (4)(a) to Wachovia’s Current Report on Form 8-K dated February 7, 1996.)
(4)(l)	Supplemental Indenture, dated as of February 7, 1996, between Wachovia and Harris Trust and Savings Bank, as Trustee. (Incorporated by reference to Exhibit (4)(b) to Wachovia’s Current Report on Form 8-K dated February 7, 1996.)
(4)(o)	Form of senior medium-term floating rate note. (Incorporated by reference to Exhibit (4)(m) to Wachovia Registration Statement No. 33-141071.)
(4)(p)	Form of subordinated medium-term fixed rate note. (Incorporated by reference to Exhibit (4)(n) to Wachovia Registration Statement No. 33-141071.)
(4)(q)	Form of subordinated medium-term floating rate note. (Incorporated by reference to Exhibit (4)(o) to Wachovia Registration Statement No. 33-141071.)
(4)(r)	Form of Warrant Agreement. (Incorporated by reference to Exhibit (4)(q) to Wachovia’s Registration Statement No. 333-34151.)
(4)(s)	Form of Warrant Certificate. (Incorporated by reference to Exhibit (4)(r) to Wachovia’s Registration Statement No. 333-34151.)
(4)(t)	Indenture, dated as of November 27, 1996, between Wachovia and Wilmington Trust Company, as Debenture Trustee. (Incorporated by reference to Exhibit (4)(a) to Wachovia’s Registration Statement Nos. 333-19039 and 333-19039-01.)

Exhibit No.	Exhibit
(4)(u)	Upon the request of the Securities and Exchange Commission, Wachovia will furnish a copy of all other instruments defining the rights of holders of long-term debt of Wachovia.
(5)	Opinion of Ross E. Jeffries, Jr., Esq. as to the validity of the securities.
(12)(a)	Computations of Consolidated Ratios of Earnings to Fixed Charges. (Incorporated by reference to Exhibit (12)(a) to Wachovia’s Form 10-K for the year ended December 31, 2007.)
(12)(b)	Computations of Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends. (Incorporated by reference to Exhibit(12)(b) to Wachovia’s Form 10-K for the year ended December 31, 2007.)
(23)(a)	Consent of Ross E. Jeffries Jr., Esq. (Included in Exhibit (5).)
(23)(b)	Consent of KPMG LLP.
(24)	Power of Attorney.
(25)(a)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York
(25)(b)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Bank of New York